Exhibit 99.1

         September 26, 2013

Contact:	Douglas J. Glenn
President and Chief Executive Officer
(757) 217-1000

THOMAS DIX APPOINTED CFO OF HAMPTON ROADS BANKSHARES

  Virginia Beach, Virginia, September 26, 2013:  Hampton Roads Bankshares, Inc. (NASDAQ:  HMPR) (the “Company”), the holding company for The Bank of Hampton Roads (“BHR”) and Shore Bank, announced today that Thomas B. Dix III has been appointed Executive Vice President, Chief Financial Officer and Treasurer of the Company.  In this position, Dix will report to Douglas J. Glenn, President and Chief Executive Officer of the Company and Chief Executive Officer of BHR, and will be responsible for directing the financial functions of the holding company and its subsidiaries, including accounting, tax, treasury, financial planning, investor relations and vendor management.

Glenn said, “We conducted a thorough search process with the assistance of Heidrick & Struggles and determined that Thom was the most qualified candidate to lead our finance function.  Since his appointment to the Interim CFO role in April, Thom has consistently demonstrated the range and depth of skills and judgment required of a strong CFO.  The Board and I have great confidence that he will sustain the progress we have been making in Finance.”

Dix has served as Senior Vice President, Treasurer and Interim Chief Financial Officer since April 2013.  He was appointed Senior Vice President and Treasurer of the Company and BHR in May 2011. He also served as Corporate Secretary of the Company and BHR from October 2011 to April 2013.  Previously, he served as Senior Vice President and Credit Risk Manager of the Company, Senior Vice President and Chief Lending Officer of Shore Bank and Vice President, Commercial Banking for BHR.  Before joining BHR in April 2009, Dix held positions in credit, asset-based lending, branch management and commercial lending with Mercantile Peninsula Bank/PNC Bank and its predecessor institutions from 2001 to 2009.  Dix earned a BA in economics from the University of Virginia.

Caution About Forward-Looking Statements

Certain statements made in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are statements that include projections, predictions, expectations, or beliefs about events or results or otherwise are not statements of historical facts, including prospective statements about the performance and duties of Company executives.  Although the Company believes that its expectations with respect to such forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual results, performance or achievements of the Company will not differ materially from those expressed or implied by such forward-looking statements.  Factors that could cause actual events or results to differ significantly from those described in the forward-looking statements include, but are not limited to those described in the cautionary language included under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, Quarterly Report on Form 10-Q for the quarter ended June 30, 2013, and other filings made with the SEC.

About Hampton Roads Bankshares

Hampton Roads Bankshares, Inc. is a bank holding company that was formed in 2001 and is headquartered in Virginia Beach, Virginia. The Company’s primary subsidiaries are The Bank of Hampton Roads, which opened for business in 1987, and Shore Bank, which opened in 1961 (the “Banks”).  The Banks engage in general community and commercial banking business, targeting the needs of individuals and small to medium-sized businesses. Currently, The Bank of Hampton Roads operates banking offices in Virginia and North Carolina doing business as The Bank of Hampton Roads and Gateway Bank & Trust Co.  Shore Bank serves the Eastern Shore of Virginia, eastern Maryland, and southern Delaware through seven banking offices, ATMs, and loan production offices in West Ocean City, Maryland and Rehoboth Beach, Delaware. Through various affiliates, the Banks also offer mortgage banking services and investment products. Shares of the Company’s common stock are traded on the NASDAQ Global Select Market under the symbol “HMPR.” Additional information about the Company and its subsidiaries can be found at www.hamptonroadsbanksharesinc.com.

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